UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 11, 2012 (September 7, 2012)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650
Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 7, 2012, Magnum Hunter Resources Corporation, a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., MLV & Co. LLC, Wunderlich Securities, Inc., Maxim Group LLC and National Securities Corporation (the “Underwriters”) pursuant to which the Company agreed to issue and sell to the public through the Underwriters, on a “best efforts” basis, an aggregate of 1,050,000 shares (the “Shares”) of the Company’s 8.0% Series D Cumulative Preferred Stock, par value $0.01 per share and liquidation preference $50.00 per share (the “Series D Preferred Stock”).  The Shares are being offered to the public at a price of $44.00 per Share, and the net proceeds to the Company would be $42.46 per Share after deducting underwriting commissions, but before deducting expenses related to the offering.

The Shares will be issued pursuant to a final prospectus supplement filed on September 11, 2012 with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-174879), which became effective on January 18, 2012  The Underwriting Agreement provides that the Underwriters will offer and sell the Shares for the Company on a “best efforts” basis, and the Underwriters are under no obligation to purchase any Shares for their own account or sell any specific number or dollar amount of securities.  The Company expects to close the offering on September 12, 2012, subject to the satisfaction of customary closing conditions as set forth in the Underwriting Agreement.

The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company, on the one hand, and the Underwriters, on the other hand, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Certain of the Underwriters and their affiliates have provided in the past to the Company and its affiliates, and may provide from time to time in the future, certain financial advisory, investment banking and other services in the ordinary course of their business, for which they have received, and may continue to receive, customary fees and commissions.  In particular, MLV & Co. LLC currently acts as the Company’s agent in connection with the sale of its common stock pursuant to the terms of an at-the-market sales agreement. MLV & Co. LLC and Wunderlich Securities also currently act as the Company’s agents in connection with the sale of its Series D Preferred Stock pursuant to the terms of an at-the-market sales agreement. MLV & Co. LLC and Wunderlich Securities previously acted as the underwriters in connection with the initial public offering of the Company’s Series D Preferred Stock. Wunderlich Securities previously acted as the underwriter in connection with the initial public offering of the Company’s 10.25% Series C Cumulative Perpetual Preferred Stock (the “Series C Preferred Stock”). MLV & Co. LLC previously acted as the Company’s agent in connection with the sale of the Company’s Series C Preferred Stock pursuant to the terms of an at-the-market sales agreement.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated September 7, 2012, by and among Magnum Hunter Resources Corporation, Barclays Capital Inc., MLV & Co. LLC, Wunderlich Securities, Inc., Maxim Group LLC and National Securities Corporation

5.1	Opinion of Fulbright & Jaworski L.L.P. dated September 11, 2012.
8.1	Opinion of Fulbright & Jaworski L.L.P. with respect to tax matters dated September 11, 2012.
23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibits 5.1 and 8.1).
23.2	Consent of Cawley, Gillespie & Associates, Inc., independent petroleum consultants.
23.3	Consent of AJM Deloitte and Touche, LLP, independent petroleum consultants.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: September 11, 2012	/s/ Ronald D. Ormand
Ronald D. Ormand
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement, dated September 7, 2012, by and among Magnum Hunter Resources Corporation, Barclays Capital Inc., MLV & Co. LLC, Wunderlich Securities, Inc., Maxim Group LLC and National Securities Corporation.

5.1	Opinion of Fulbright & Jaworski L.L.P. dated September 11, 2012.
8.1	Opinion of Fulbright & Jaworski L.L.P. with respect to tax matters dated September 11, 2012.
23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibits 5.1 and 8.1).
23.2	Consent of Cawley, Gillespie & Associates, Inc., independent petroleum consultants.
23.3	Consent of AJM Deloitte and Touche, LLP, independent petroleum consultants.